UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2019

Altus Midstream Company

(Exact name of registrant as specified in its charter)

Delaware	001-38048	81-4675947
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Post Oak Central, 2000 Post Oak Boulevard, Suite 100

Houston, Texas 77056-4400

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 296-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value	ALTM	NASDAQ Capital Market

Item 1.01 Entry into a Material Definitive Agreement

Preferred Unit Purchase Agreement

On May 8, 2019, Altus Midstream LP, a Delaware limited partnership (the “Partnership”), and Altus Midstream Company, a Delaware corporation (the “Corporation”) that indirectly controls the Partnership, entered into a Preferred Unit Purchase Agreement (the “Preferred Purchase Agreement”) among the Partnership, the Corporation, and the purchasers party thereto (the “Purchasers”).

The Preferred Purchase Agreement provides that the Partnership will sell and the Purchasers will purchase the Partnership’s Series A Cumulative Redeemable Preferred Units (the “Preferred Units”) for an aggregate issue price of $625 million in a private offering exempt from the registration requirements of the Securities Act of 1933. Closing and funding of the transaction (the “Closing”) is expected to occur by June 28, 2019, subject to customary closing conditions.

In connection with the Closing, the partners of the Partnership will enter into a Second Amended and Restated Agreement of Limited Partnership of the Partnership, which will provide terms of the Preferred Units, including distribution rate, redemption rights, and rights to exchange the Preferred Units for shares of the Corporation’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”), as follows:

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The Partnership will pay quarterly distributions on the Preferred Units at a rate of 7% per annum, increasing after the fifth anniversary of Closing and upon the occurrence of specified events. The Partnership may pay distributions in-kind for the first six quarters after the Preferred Units are issued.

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The Preferred Units will be redeemable at the Partnership’s option at any time in cash at a redemption price (the “Redemption Price”) equal to the greater of an 11.5% internal rate of return (increasing after the fifth anniversary of Closing) and a 1.3x multiple of invested capital. The Preferred Units will be redeemable at the holder’s option upon a change of control or liquidation of the Partnership and certain other events, including certain asset dispositions.

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The Preferred Units will be exchangeable for shares of Class A Common Stock after the seventh anniversary of Closing or upon the occurrence of specified events. Each Preferred Unit will be exchangeable for a number of shares of Class A Common Stock equal to the Redemption Price divided by the volume-weighted average trading price of the Class A Common Stock on the NASDAQ Capital Market for the 20 preceding trading days, less a 6% discount.

In connection with the Closing, the Corporation and the Purchasers will enter into a registration rights agreement that will provide the holders of Preferred Units certain registration rights with respect to shares of Class A Common Stock received by such holders upon exchange of Preferred Units. Since the Preferred Units could be exchanged for a number of shares of Class A Common Stock equal to 20% or more of the Corporation’s outstanding voting power, the Corporation has agreed to submit the potential issuance of such shares for approval of its stockholders (the “Stockholder Approval”) at its annual stockholder meeting in 2020. In connection with the Closing, Apache Corporation, a Delaware corporation (“Apache”) that, through direct and indirect subsidiaries, controls the Corporation and the Partnership, the Corporation, and certain Purchasers will enter into a voting agreement pursuant to which Apache will agree to vote all shares of common stock of the Corporation over which it has beneficial ownership in favor of the Stockholder Approval. The Second Amended and Restated Agreement of Limited Partnership will provide that the Preferred Units will not be exchangeable into more than 19.5% of the outstanding voting power of the Corporation unless the Stockholder Approval is obtained.

The Preferred Purchase Agreement includes customary representations, warranties, and covenants by the Partnership and the Corporation. It also provides for customary indemnification by each of the Partnership, the Corporation, and the respective Purchasers against certain liabilities arising out of or in connection with the transaction.

First Amendment to Altus Midstream LP Credit Agreement

Effective May 8, 2019, the Partnership entered into a First Amendment to Credit Agreement among the Partnership, the lenders party thereto, the swingline lender party thereto, the issuing banks party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent (“Administrative Agent”), and the other agents party thereto (the “Amendment”), which amends the Credit Agreement among those parties dated November 9, 2018 (as amended by the Amendment, the “Credit Agreement”).

The Amendment was entered into in connection with the Preferred Purchase Agreement and applies to provisions of the Credit Agreement concerning commitment availability, timing of applicability of the leverage ratio financial covenant, certain restrictive covenants, and the margin added to the interest rate on borrowings.

The Credit Agreement continues to provide for aggregate commitments from a syndicate of banks of up to $800 million. Of this amount, $450 million remains committed until (i) the consolidated net income of the Partnership and its restricted subsidiaries, as adjusted pursuant to the Credit Agreement (“EBITDA”), for three consecutive calendar months equals or exceeds $175 million on an annualized basis and (ii) the Partnership has raised at least $250 million of additional capital (such period, the “Existing Initial Period”). Pursuant to the Amendment, if the Partnership receives at least $500 million of additional capital from issuance of preferred equity, which is expected to occur upon the Closing, aggregate commitments increase to $650 million until EBITDA for the immediately preceding fiscal quarter equals or exceeds $175 million on an annualized basis (such period, the “New Initial Period”). Upon satisfying terms of the Existing Initial Period or New Initial Period (each, the “Initial Period”), as applicable, aggregate commitments increase to $800 million. All aggregate commitments continue to include a letter of credit subfacility of up to $100 million and a swingline loan subfacility of up to $100 million. After the Initial Period, the Partnership continues to have an option to increase commitments up to an aggregate $1.5 billion by adding new lenders or obtaining the consent of any increasing existing lenders.

The Credit Agreement also continues to require the Partnership to maintain one of two financial ratios, a debt-to-capital ratio and a leverage ratio, which is the ratio of (1) the consolidated indebtedness of the Partnership and its restricted subsidiaries to (2) EBITDA of the Partnership and its restricted subsidiaries for the 12-month period ending immediately before the determination date (the “Leverage Ratio”). The Amendment changes only the timing of applicability of the Leverage Ratio. The financials ratios are:

•

during the Initial Period, a debt-to-capital ratio of not greater than 30% at the end of any fiscal quarter, determined by reference to (i) the consolidated indebtedness of the Partnership and its restricted subsidiaries to (ii) (A) the consolidated partners’ equity of the Partnership and its restricted subsidiaries plus (B) the consolidated indebtedness of the Partnership and its restricted subsidiaries; and

•

beginning with the quarter ending on the earlier of (i) March 31, 2020 or (ii) the last day of the fiscal quarter during which the Initial Period ends, a Leverage Ratio not exceeding 5.00:1.00 at the end of any fiscal quarter, except that during up to one year following a qualified acquisition, the Leverage Ratio cannot exceed 5.50:1.00 at the end of any fiscal quarter.

The Amendment’s changes to restrictive covenants include (i) a limit during the Initial Period on indebtedness secured by liens not otherwise permitted of $10 million, (ii) a limit on distributions in respect of equity during the Initial Period to non-cash paid-in-kind and customary tax distributions in respect of preferred equity of the Partnership, and (iii) only if the Leverage Ratio exceeds 4.00:1.00 but does not exceed 5.00:1.00, a limit on distributions in respect of equity after the Initial Period (but before the Partnership’s three-month trailing annualized EBITDA is $350 million or its rating is at least Baa3 by Moody’s or BBB- by S&P) of $30 million per calendar year.

Pursuant to the Amendment, the margin added to the interest rate on borrowings during the Initial Period is a per annum rate varying from (i) for base rate borrowings, 0.10% to 0.475%, based on the Leverage Ratio and (ii) for adjusted London Interbank Offered Rate (“LIBOR”) borrowings, 1.10% to 1.475%, based on the Leverage Ratio. The margin after the Initial Period remains a per annum rate varying from (i) for base rate borrowings (a) before the Partnership’s senior, unsecured, non-credit enhanced, long-term indebtedness for borrowed money is rated (“Long-Term Debt Rating”), 0.05% to 0.425%, based on the Leverage Ratio, and (b) once there is a Long-Term Debt Rating, 0% to 0.50%, based on the Long-Term Debt Rating, and (ii) for LIBOR borrowings (a) before there is a Long-Term Debt Rating, 1.05% to 1.425%, based on the Leverage Ratio, and (b) once there is a Long-Term Debt Rating, 0.90% to 1.50%, based on the Long-Term Debt Rating.

Cautionary Note Regarding Summaries

The foregoing summary of each of the Preferred Purchase Agreement and the Credit Agreement (each an “Agreement”) does not purport to be complete and is subject to, and qualified in its entirety by, the full text of each of the Preferred Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this report, the Amendment, a copy of which is filed as Exhibit 10.2 to this report, and the Credit Agreement filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 13, 2018, each of which is incorporated herein by reference.

Each Agreement has been filed with this report to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Partnership or the Corporation. Representations, warranties, and covenants in each Agreement were made only for purposes of the Agreement, were solely for the benefit of the parties to the Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Agreement. Representations and warranties in each Agreement may have been made as of specific dates and for purposes of allocating contractual risk between the parties instead of establishing matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under either Agreement and should not rely on the representations, warranties, or covenants therein or any descriptions thereof as characterizations of the actual state of facts or condition of the Partnership or the Corporation or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of an Agreement, which subsequent information may or may not be fully reflected in the public disclosures of the Corporation.

Cautionary Note Regarding Forward-Looking Statements

The Corporation makes forward-looking statements in this Current Report on Form 8-K. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for our business. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “seeks,” “possible,” “potential,” “predict,” “project,” “guidance,” “outlook,” “should,” “would,” “will,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements about future plans, expectations, and objectives for the Corporation’s, the Partnership’s and/or Apache’s operations, including statements about strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans, and objectives of management.

While forward-looking statements are based on assumptions and analyses made by the Corporation that the Corporation believe to be reasonable under the circumstances, whether actual results and developments will meet expectations and predictions depend on a number of risks and uncertainties which could cause actual results, performance, and financial condition to differ materially from expectations. See “Risk Factors” in the Corporation’s Annual Report Form 10-K for the fiscal year ended December 31, 2018 filed with the Securities and Exchange Commission for a discussion of risk factors that affect the Corporation’s business. Any forward-looking statement made in this Current Report on Form 8-K speaks only as of the date on which it is made. Factors or events that could cause actual results to differ may emerge from time to time, and it is not possible to predict all of them. The Corporation undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future development or otherwise, except as may be required by law.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement— First Amendment to Altus Midstream LP Credit Agreement” is incorporated in this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Preferred Unit Purchase Agreement, dated as of May 8, 2019, by and among Altus Midstream LP, Altus Midstream Company, and the purchasers party thereto.

10.2	First Amendment to Credit Agreement, dated as of April 17, 2019 but effective May 8, 2019, among Altus Midstream LP, the lenders party thereto, the swingline lender party thereto, the issuing banks party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents party thereto.

10.3	Credit Agreement, dated as of November 9, 2018, among Altus Midstream LP, the lenders party thereto, the issuing banks party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Wells Fargo Bank, National Association, as Syndication Agent, Citibank, N.A., Bank of America, N.A., The Toronto-Dominion Bank, New York Branch, MUFG Bank Ltd., and The Bank of Nova Scotia, Houston Branch, as Co-Documentation Agents (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 13, 2018, SEC File No. 001-38048).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTUS MIDSTREAM COMPANY

Date: May 13, 2019	/s/ Ben C. Rodgers
Name: Ben C. Rodgers
Title: Chief Financial Officer and Treasurer